SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.
Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.
Trian Partners Strategic Co-Investment Fund-A, L.P.
Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.
Trian Partners Fund (Sub)-G, L.P.
Trian Partners Strategic Fund-G II, L.P.
Trian Partners Strategic Fund-G III, L.P.
Trian Partners Strategic Investment Fund-N, L.P.
Trian Partners Strategic Fund-K, L.P.
Trian Partners Strategic Fund-C, Ltd.
Nelson Peltz
Peter W. May
Edward P. Garden
Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

From time to time, Trian Fund Management, L.P. may distribute the following advertisement in various publications or media outlets:

DON’T MISS THIS CHANCE
TO ADD A HIGHLY QUALIFIED
SHAREHOLDER TO THE P&G BOARD

Vote FOR Nelson Peltz on Trian’s  WHITE  proxy card TODAY
to ensure your shares are represented at the
October 10th Annual Meeting

“Shareholders should cast their vote for Mr. Peltz. Having an investor in the room, among around a dozen board members, can only aid robust board discussions, the bedrock of good corporate governance...

A watchful outsider has a valuable role to play on the inside, and management’s stubborn resistance to [Nelson Peltz’s] presence raises troubling questions about its openness to change.

After a half-decade of disappointments, P&G has lost the right to say:
Just trust me.”

–Wall Street Journal: Heard on the Street; Stephen Wilmot, September 15, 2017

TIME IS SHORT!

Remember, if you previously voted on the blue proxy card,
you have the right to change your vote—
Only your latest-dated proxy card will count.

Just follow the easy instructions on the  WHITE  proxy card
to vote by TELEPHONE or by INTERNET TODAY!

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED
Call Toll-Free (877) 750-8338 (from the U.S. and Canada)
or (412) 232-3651 (from other locations)

©2017 Trian Fund Management, L.P. All rights reserved.

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